Exhibit 99.5

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

During May, June and July of 2015, Digital Realty Trust, Inc. (together with its consolidated subsidiaries, the “Company”) entered into the following transactions, which have been included in the accompanying Unaudited Pro Forma Condensed Combined Financial Information as discussed more fully below.

Offering of 3.950% Notes due 2022

On June 23, 2015, Digital Realty Trust, L.P., a Maryland limited partnership, of which the Company is the sole general partner (the “Operating Partnership”), issued $500.0 million aggregate principal amount of its 3.950% notes due 2022 in an underwritten public offering (the “Notes Offering”). The Operating Partnership intends to use the net proceeds from the Notes Offering to fund certain eligible green projects, including the development and redevelopment of such projects. Pending such uses, the Operating Partnership temporarily repaid borrowings under its global revolving credit facility.

Redemption of 4.50% Notes due 2015

On May 26, 2015, the Operating Partnership redeemed the entire outstanding principal amount of its 4.50% notes due 2015 at a redemption price of 100% of the principal amount of the notes plus accrued and unpaid interest thereon up to, but excluding, the redemption date (the “Notes Redemption”).

Pending Telx Acquisition

On July 13, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telx Holdings, Inc. (“Telx”), and BSR LLC, as representative of the sellers, pursuant to which the Company agreed to acquire Telx for approximately $1.886 billion in cash, excluding transaction related expenses, subject to customary closing adjustments (the “Telx Acquisition”). The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties. The Telx Acquisition is expected to close in the third quarter of 2015, subject to the satisfaction of closing conditions, including among others the continuing accuracy of representations and warranties and compliance with covenants and agreements in the Merger Agreement.

On July 13, 2015, in connection with the execution of the Merger Agreement, the Company entered into a commitment letter, pursuant to which the initial commitment parties agreed to provide a senior unsecured bridge loan facility (the “Bridge Facility”) in the original principal amount of $1.85 billion to fund the Telx Acquisition.

Forward Equity Sale

On July 14, 2015, the Company commenced an underwritten public offering of 10,500,000 shares of its common stock, all of which are being offered in connection with forward sale agreements the Company intends to enter into with certain financial institutions acting as forward purchasers (the “Forward Equity Sale”). The forward purchasers are each expected to borrow and sell approximately 3,500,000 shares of the Company’s common stock. Pursuant to the terms of the forward sale agreements, and subject to its right to elect cash or net share settlement, the Company intends to sell, upon physical settlement of such forward sale agreements, an aggregate of 10,500,000 shares of its common stock to the forward purchasers. In addition, the Company expects to grant the underwriters an option to purchase an additional 1,575,000 shares of its common stock to cover overallotments, if any. The accompanying Unaudited Pro Forma Condensed Combined Financial Information assumes that the underwriters do not exercise this overallotment option.

The Company will not initially receive any proceeds from the sale of its common stock by the forward purchasers. Assuming full physical settlement of the forward sale agreements (by the delivery of shares of the Company’s common stock) at an initial forward sale price of $68.42 per share (based upon an assumed initial forward sale price of $68.42 per share, which was the last reported sale price of the Company’s common stock on the New York Stock Exchange on July 13, 2015) and that the underwriters have not exercised their option to purchase additional shares, the Company expect to receive net proceeds of approximately $690.0 million (after deducting fees and estimated expenses related to the forward sale agreements), subject to certain adjustments pursuant to the forward sale agreements, upon settlement of the forward sale agreements, which settlement the Company expects will occur prior to or concurrently with the consummation of the Telx Acquisition. The Company intends to use the net proceeds from the Forward Equity Sale to fund a portion of the Telx Acquisition.

The Notes Offering, the Notes Redemption, the Telx Acquisition, a draw on the Bridge Facility and the Forward Equity Sale are collectively referred to in the Unaudited Pro Forma Condensed Combined Financial Information as the “Transactions.”

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2015 and the Unaudited Pro Forma Condensed Combined Income Statement for the three months ended March 31, 2015 and for the year ended December 31, 2014 have been derived from the historical consolidated financial statements of the Company and Telx, as adjusted to give effect to the Transactions, and are intended to reflect the impact of the Transactions on the Company on a pro forma basis as of and for the periods indicated. The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any potential additional permanent financing of the Telx Acquisition.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared by the Company using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the Telx Acquisition are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information that the Company believes are reasonable.

The final purchase price allocation for the Transactions will be performed as soon as practicable after the closing of the Telx Acquisition and will depend on the final purchase price, which may be impacted by working capital adjustments, and final asset and liability valuations, which may depend in part on prevailing market rates and conditions. Final asset and liability valuations will be based on the actual net tangible and intangible assets that exist as of the closing of the Telx Acquisition. Any final adjustments may change the allocations of the purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Condensed Combined Financial Information, including the amount of goodwill and depreciation and amortization. Therefore, the result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

Certain of the facilities acquired in the Telx Acquisition may be reassessed for property tax purposes after the consummation of the acquisition. Therefore, the amount of property taxes the Company pays in the future may change from what the Telx has paid in the past. Given the uncertainty of the amounts involved, any property tax changes have not been reflected in the Unaudited Pro Forma Condensed Combined Financial Information. In addition, the Company plans to treat certain of Telx’s assets as real property (rather than personal property) for federal income tax purposes. This change will require the Company to recognize additional income over the following four years. While the Company has net operating losses that may shield this income through 2016, the Company currently estimate that it may be required to pay up to $20.0 million in federal income taxes, in the aggregate, as a result of this income recognition with respect to the 2017 to 2018 period.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the Transactions as if they had been consummated on March 31, 2015, and the Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the Transactions as if they had been consummated on January 1, 2014. The following Unaudited Pro Forma Condensed Combined Financial Information is based on, and should be read in conjunction with:

•	The historical audited consolidated and combined financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015;

•	The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly report on Form 10-Q for the three months ended March 31, 2015, as filed with the SEC on May 8, 2015;

•	The historical audited consolidated balance sheet of Telx as of December 31, 2014 and the consolidated statements of operations, cash flows and statements of stockholders’ equity for the year ended December 31, 2014 (included as Exhibit 99.4 to the Current Report on Form 8-K of which this financial information forms an exhibit); and

•	The historical unaudited consolidated balance sheet of Telx as of March 31, 2015 and the consolidated statements of operations, cash flows and statements of stockholders’ equity for the three months ended March 31, 2015 (included as Exhibit 99.3 to the Current Report on Form 8-K of which this financial information forms an exhibit).

The Unaudited Pro Forma Condensed Combined Financial Information included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Income Statement, expected to have a continuing impact on the combined results. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the financial statements of the Company and Telx. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to combining the companies or costs to integrate the business or the impact of any non-recurring activity and any one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

DIGITAL REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2015

	Historical
	Digital Realty Trust, Inc.	Telx Holdings, Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
ASSETS
Investments in real estate:
Properties:
Land	$657,770	$3,493	$3,745	2(b)	$665,008
Acquired ground leases	12,630	—	—		12,630
Buildings and improvements	8,833,712	471,254	125,383	2(b)	9,430,349
Tenant improvements	513,379	—	—		513,379

Total investments in properties	10,017,491	474,747	129,128		10,621,366
Accumulated depreciation and amortization	(1,962,966)	(104,141)	104,141		(1,962,966)

Net investments in properties	8,054,525	370,606	233,269		8,658,400
Investment in unconsolidated joint ventures	103,475	—	—		103,475

Net investments in real estate	8,158,000	370,606	233,269		8,761,875
Cash and cash equivalents	37,329	3,561	—		40,890
Accounts and other receivables, net of allowance for doubtful accounts	112,995	14,984	—		127,979
Deferred rent	455,834	—	(72,493)	2(e)	383,341
Acquired above-market leases, net	34,757	—	—		34,757
Acquired in-place lease value and deferred leasing costs, net	434,917	—	259,004	2(b)	693,921
Customer relationships	—	133,687	607,765	2(b)	741,452
Trademark	—	129,941	(121,785)	2(b)	8,156
Other intangible assets	—	5,910	(5,910)	2(b)	—
Goodwill	—	339,013	(54,592)	2(b)	284,421
Deferred financing costs, net	28,243	20,875	(8,500)	2(a), 2(c)	40,618
Restricted cash	11,934	1,772	—		13,706
Assets held for sale	81,667	—	—		81,667
Other assets	52,750	24,870	—		77,620

Total assets	$9,408,426	$1,045,219	$836,758		$11,290,403

LIABILITIES AND EQUITY
Global revolving credit facility	$826,906	$—	$(116,805)	2(c)	$710,101
Unsecured term loan	942,006	—	—		942,006
Senior unsecured bridge loan facility	—	—	1,173,000	2(a)	1,173,000
Unsecured senior notes, net of discount	2,672,472	—	121,180	2(c)	2,793,652
Mortgage loans, net of premiums	376,527	—	—		376,527
Term loan and other loans payable	—	755,787	(755,787)	2(a)	—
Accounts payable and other accrued liabilities	523,948	187,434	(76,677)	2(f)	634,705
Capital leases and other financing obligations	—	51,125	—		51,125
Accrued dividends and distributions	—	—	—		—
Acquired below-market leases, net	97,234	—	10,908	2(b)	108,142
Deferred rent	—	—	—		—
Security deposits and prepaid rents	108,244	2,419	—		110,663
Obligations associated with assets held for sale	3,228	—	—		3,228

Total liabilities	5,550,565	996,765	355,819		6,903,149

Commitments and contingencies
Equity:
Stockholders’ Equity:
Preferred Stock	1,048,121	—	—		1,048,121
Common Stock	1,350	—	105	2(d)	1,455
Additional paid-in capital	3,967,846	157,355	689,895	2(d)	4,815,096
Accumulated dividends in excess of earnings	(1,110,298)	(108,901)	(209,061)		(1,428,260)
Accumulated other comprehensive loss, net	(91,562)	—	—		(91,562)

Total stockholders’ equity	3,815,457	48,454	480,939		4,344,850

Noncontrolling Interests:
Noncontrolling interests in operating partnership	35,596	—	—		35,596
Noncontrolling interests in consolidated joint ventures	6,808	—	—		6,808

Total noncontrolling interests	42,404	—	—		42,404

Total equity	3,857,861	48,454	480,939		4,387,254

Total liabilities and equity	$9,408,426	$1,045,219	$836,758		$11,290,403

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2015

	Historical
	Digital Realty Trust, Inc.	Telx Holdings, Inc. (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Operating Revenues:
Rental	$319,166	$83,470	$(15,023)	3(a)	$387,613
Tenant reimbursements	85,829	—	—		85,829
Fee income	1,614	—	—		1,614

Total operating revenues	406,609	83,470	(15,023)		475,056

Operating Expenses:
Rental property operating and maintenance	124,563	53,358	(16,253)	3(b)	161,668
Property taxes	23,263	—	—		23,263
Insurance	2,155	—	—		2,155
Change in fair value of contingent consideration	(43,034)	—	—		(43,034)
Depreciation and amortization	129,073	18,651	33,354	3(c)	181,078
General and administrative	21,194	8,500	(250)	3(d)	29,444
Transactions	93	—	—		93
Other	(16)	—	—		(16)

Total operating expenses	257,291	80,509	16,851		354,651

Operating income	149,318	2,961	(31,874)		120,405
Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	4,618	—	—		4,618
Gain on sale of property	17,820	—	—		17,820
Interest and other income (expense)	(2,290)	2	—		(2,288)
Interest expense	(45,466)	(15,137)	7,864	3(e)	(52,739)
Tax (expense) / benefit	(1,675)	(390)	—		(2,065)
Loss from early extinguishment of debt	—	—	—		—

Net income	122,325	(12,564)	(24,010)		85,751
Net income attributable to noncontrolling interests	(2,142)	—	731	3(f)	(1,411)

Net income attributable to Digital Realty Trust, Inc.	120,183	(12,564)	(23,279)		84,340
Preferred stock dividends	(18,455)	—	—		(18,455)

Net income available to common stockholders	$101,728	$(12,564)	$(23,279)		$65,885

Net income per share available to common stockholders:
Basic	$0.75				$0.45
Diluted	$0.75				$0.45

Weighted average common shares outstanding:
Basic	135,704,525		10,500,000	2(d)	146,204,525
Diluted	136,128,800		10,500,000	2(d)	146,628,800

DIGITAL REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical
	Digital Realty Trust, Inc.	Telx Holdings, Inc. (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Operating Revenues:
Rental	$1,256,086	$308,656	$(51,568)	3(a)	$1,513,174
Tenant reimbursements	350,234	—	—		350,234
Fee income	7,268	—	—		7,268
Other	2,850	—	—		2,850

Total operating revenues	1,616,438	308,656	(51,568)		1,873,526

Operating Expenses:
Rental property operating and maintenance	503,140	193,165	(65,450)	3(b)	630,855
Property taxes	91,538	—	—		91,538
Insurance	8,643	—	—		8,643
Change in fair value of contingent consideration	(8,093)	—	—		(8,093)
Depreciation and amortization	538,513	62,472	145,540	3(c)	746,525
General and administrative	93,188	33,316	(1,036)	3(d)	125,468
Transactions	1,303	3,606	—		4,909
Impairment of investments in real estate	126,470	—	—		126,470
Other	3,070	—	—		3,070

Total operating expenses	1,357,772	292,559	79,054		1,729,385

Operating income	258,666	16,097	(130,622)		144,141
Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	13,289	—	—		13,289
Gain on sale of property	15,945	—	—		15,945
Gain on contribution of properties to unconsolidated joint ventures	95,404	—	—		95,404
Gain on sale of investment	14,551	—	—		14,551
Interest and other income (expense)	2,663	32	—		2,695
Interest expense	(191,085)	(61,367)	30,350	3(e)	(222,102)
Tax (expense) benefit	(5,238)	11,943	—		6,705
Loss from early extinguishment of debt	(780)	—	—		(780)

Net income	203,415	(33,295)	(100,272)		69,848

Net income attributable to noncontrolling interests	(3,232)	—	2,671	3(f)	(561)

Net income attributable to Digital Realty Trust, Inc.	200,183	(33,295)	(97,601)		69,287
Preferred stock dividends	(67,465)	—	—		(67,465)

Net income available to common stockholders	$132,718	$(33,295)	$(97,601)		$1,822

Net income (loss) per share available to common stockholders:
Basic	$1.00				$0.01
Diluted	$0.99				$0.01

Weighted average common shares outstanding:
Basic	133,369,047		10,500,000	2(d)	143,869,047
Diluted	133,637,235		10,500,000	2(d)	144,137,235

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Reclassifications of Historical Telx

Financial information presented in the “Historical Telx” columns in the Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations represents the historical balance sheet of Telx as of March 31, 2015 and the historical statement of operations of Telx for the year ended December 31, 2014 and for the three months ended March 31, 2015, respectively. Such financial information has been reclassified or classified to conform to the historical presentation in the Company’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Telx.

	Before Reclassification	Reclassification Amount		After Reclassification
Balance Sheet
Current deferred tax assets	$1,832	$(1,832)	(1)	$—
Prepaid expenses	3,185	(3,185)	(1)	—
Other current assets	10,883	(10,883)	(1)	—
Property and equipment, net	370,606	(370,606)	(2)	—
Land	—	3,493	(2)	3,493
Building and improvements	—	471,254	(2)	471,254
Accumulated depreciation and amortization	—	(104,141)	(2)	(104,141)
Other assets	8,970	15,900	(1)	24,870
Accounts payable	4,656	(4,656)	(3)	—
Accrued expenses and other current liabilities	17,735	(17,735)	(3)	—
Accounts payable and other accrued liabilities	—	187,434	(3)	187,434
Customer security deposits	1,851	(1,851)	(5)	—
Security deposits and prepaid rents	—	2,419	(5)	2,419
Deferred revenue	4,043	(4,043)	(3)	—
Capital leases and other financing obligations	—	51,125	(4)	51,125
Current portion of capital leases and other financing obligations	5,140	(5,140)	(4)	—
Current portion of term loan and other loans payable	24,176	(24,176)	(6)	—
Term loan and other loans payable	—	755,788	(6)	755,788
Customer security deposits, less current portion	568	(568)	(5)	—
Deferred rent	95,738	(95,738)	(3)	—
Deferred revenue, less current portion	6,308	(6,308)	(3)	—
Deferred tax liabilities	58,954	(58,954)	(3)	—
Capital leases and other financing obligations, less current portion	45,985	(45,985)	(4)	—
Term loan and other loans payable, less current portion	731,612	(731,612)	(6)	—

Statement of Operations - For the Three Months Ended March 31, 2015
Cost of revenues	$59,100	$(59,100)	(1)	$—
Sales and marketing	11,337	(11,337)	(2)	—
General and administrative	10,072	(1,572)	(3)	8,500
Rental property operating and maintenance	—	53,358	(1)(2)	53,358
Depreciation and amortization	—	18,651	(1)(2)(3)	18,651

Statement of Operations - For the Year Ended December 31, 2014
Cost of revenues	$206,232	$(206,232)	(1)	$—
Sales and marketing	44,030	(44,030)	(2)	—
General and administrative	38,691	(5,375)	(3)	33,316
Rental property operating and maintenance	—	193,165	(1)(2)	193,165
Depreciation and amortization	—	62,472	(1)(2)(3)	62,472

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2015:

(1)	Represents reclassification of “Current deferred tax assets” of $1.8 million, “Prepaid expenses” of $3.2 million and “Other current assets” of $10.9 million to “Other assets” of $15.9 million.

(2)	Represents disaggregation and reclassification of “Property and equipment, net” of $342.6 million into “Land” of $3.5 million, “Buildings and improvements” of $471.3 million and “Accumulated depreciation and amortization” of $104.1 million.

(3)	Represents reclassification of “Accounts payable” of $4.7 million, “Accrued expenses and other current liabilities” of $17.7 million, “Deferred revenue” of $4.0 million, “Deferred rent” of $95.7 million, “Deferred revenue, less current portion” of $6.3 million and “Deferred tax liabilities” of $59.0 million to “Accounts payable and other accrued liabilities” of $187.4 million.

(4)	Represents reclassification of “Current portion of capital leases and other financing obligations” of $5.1 million and “Capital leases and other financing obligations, less current portion” of $46.0 million to “Capital leases and other financing obligations” of $51.1 million.

(5)	Represents reclassification of “Customer security deposits” of $1.9 million and “Customer security deposits, less current portion” of $0.6 million to “Security deposits and prepaid rents” of $2.4 million.

(6)	Represents reclassification of “Current portion of term loan and other loans payable” of $24.2 million and “Term loan and other loans payable, less current portion” of $731.6 million to “Term loan and other loans payable” of $755.8 million.

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Income Statement for the three months ended March 31, 2015:

(1)	Represents reclassification of “Cost of revenues” of $47.6 million to “Rental property operating and maintenance” and $11.5 million to “Depreciation and amortization.”

(2)	Represents reclassification of “Sales and marketing” of $5.9 million to “Rental property operating and maintenance” and $5.4 million to “Depreciation and amortization.”

(3)	Represents reclassification of “General and administrative” of $1.6 million to “Depreciation and amortization.”

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2014:

(1)	Represents reclassification of “Cost of revenues” of $170.6 million to “Rental property operating and maintenance” and $35.7 million to “Depreciation and amortization.”

(2)	Represents reclassification of “Sales and marketing” of $22.6 million to “Rental property operating and maintenance” and $21.4 million to “Depreciation and amortization.”

(3)	Represents reclassification of “General and administrative” of $5.4 million to “Depreciation and amortization.”

2.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the effect of the following adjustments:

(a)	Summary of sources and uses for the Telx Acquisition:

Sources of funds:
Borrowings under Bridge Facility (1)	$1,173,000
Net proceeds from Forward Equity Sale (2)	690,000

Total sources of funds	$1,863,000

Uses of funds:
Purchase price	$1,886,000
Assumed capital lease obligations	(46,000)

Cash paid to sellers at closing (3)	1,840,000
Deferred financing costs associated with Bridge Facility	8,000
Transaction costs (4)	15,000

Total uses of funds	$1,863,000

(1)	Reflects a $1.2 billion draw under the Bridge Facility to consummate the Telx Acquisition.
(2)	See Note 2(d) for additional information on the net proceeds from the Forward Equity Sale.
(3)	Includes the payoff of Telx’s term loan and other loans payable of $755.8 million. These loans and the associated deferred financing costs of $20.9 million have been eliminated from the Unaudited Pro Forma Condensed Combined Balance Sheet, with a corresponding decrease to accumulated deficit.
(4)	The Company estimates that the transaction costs will be approximately $15 million, excluding estimated costs associated with the Forward Equity Sale and advisory costs in the aggregate of approximately $40 million. The actual amount may vary. The Company also expects to incur other financing costs and integration costs associate with the Telx Acquisition. Given the uncertainty of the amounts involved, such financing costs and integration costs are not reasonably estimable.

(b)	Adjustment reflects the excess of purchase price over the estimated fair value of the net assets acquired. Under the acquisition method of accounting, the total estimated purchase price is allocated to Telx’s net tangible and intangible assets based on their estimated fair values at the date of the completion of the Telx Acquisition. Below is a preliminary estimate of the purchase consideration for Telx and the adjustments to Telx’s book values to reflect the preliminary allocation of that purchase consideration to acquired identifiable assets and assumed liabilities (in thousands):

	Preliminary estimate for allocation of the purchase price	Historical Telx Holdings, Inc.	Pro forma adjustment
Land	$7,238	$3,493	$3,745
Buildings and improvements (1)	596,637	471,254	125,383
Acquired in-place lease value and deferred leasing costs, net	259,004	—	259,004
Customer relationships	741,452	133,687	607,765
Trademark	8,156	129,941	(121,785)
Other intangible assets	—	5,910	(5,910)
Goodwill	284,421	339,013	(54,592)
Unfavorable leases	(10,908)	—	(10,908)

Total	$1,886,000	$1,083,298	$802,702

(1)	Consists of building and improvements, equipment and construction in process.

Upon closing, the purchase consideration will be adjusted for working capital levels and other adjustments as stipulated in the Merger Agreement.

Upon completion of the fair value assessment, the final purchase price allocation may differ from the preliminary allocation provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill. The goodwill recorded is due primarily to the synergies expected to be realized between the two companies and the assembled workforce acquired in connection with the Telx Acquisition.

The fair value of investment in real estate acquired of $603.9 million consists of land with an estimated fair value of $7.2 million, building and improvements with an estimated fair value of $272.1 million, equipment with an estimated fair value of $311.8 million and construction in process with an estimated fair value of $12.7 million. Investment in real estate is expected to be amortized on a straight-line basis over estimated useful lives of 3 - 39 years.

The components of investment in real estate have been valued using a combination of the income approach, the market approach and the cost approach, which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional and economic factors.

The fair value of intangible assets acquired of $997.7 million consist of in-place leases with an estimated fair value of $259.0 million, customer relationships with an estimated fair value of $741.5 million and the Telx trade name with an estimated fair value of $8.2 million and unfavorable leases of $(10.9) million. The in-place lease value is expected to be amortized on a straight-line basis over an estimated useful life of two years, the customer relationship intangible assets are expected to be amortized on a straight-line basis over an estimated useful life of 18 years and the Telx trade name is expected to be amortized on a straight-line basis over an estimated useful life of five years and the unfavorable leases are expected to be amortized on a straight-line basis over an estimated useful life of five years.

The fair value of intangible assets is determined primarily using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participants’ expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the valuations include the estimated annual net cash flows for each indefinite lived or definite lived intangible asset (including net revenues, operating expenses, selling and marketing costs and working capital asset/contributory asset charges), the appropriate discount rate that appropriately reflects the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends as well as other factors.

(c)	Adjustment reflects the Notes Offering (and related financing costs), the use of proceeds therefrom and the Notes Redemption (in thousands):

	Principal balance used in pro forma adjustment	Pro forma financing costs	Discount on debt	Net proceeds / payments
Offering of 3.950% Notes due 2022	$500,000	$(4,375)	$(3,820)	$491,805
Redemption of 4.50% Notes due 2015	(375,000)	—	—	(375,000)
Repayments under our global revolving credit facility	(116,805)	—		(116,805)

Total	$8,195	$(4,375)	$(3,820)	$—

(d)	Adjustment reflects the full physical settlement of the forward sale agreements by the delivery of 10,500,000 shares of the Company’s common stock at an initial forward sale price of $68.42 per share (based upon an assumed initial forward sale price of $68.42 per share, which was the last reported sale price of the Company’s common stock on the New York Stock Exchange on July 13, 2015) (in thousands, except share and per share amounts):

Stock Offering
Proceeds from Forward Equity Sale	$718,410
Less costs of the offering:
Fees and estimated expenses related to forward sales agreement	(26,940)
Other offering costs	(1,470)

Net proceeds from Forward Equity Sale	$690,000

Common stock, 10,500,000 shares, $.01 per share	$105
Additional paid in capital	689,895

Net proceeds from Forward Equity Sale	$690,000

(e)	Adjustment removes the deferred rent receivable as the lessor from leases with Telx, resulting in a decrease in deferred rent of $72.5 million.

(f)	Adjustment removes the deferred rent payable as the lessee from leases with the Company, resulting in a decrease in accounts payable and other accrued liabilities of $76.7 million.

3.	Unaudited Pro Forma Condensed Combined Income Statement Adjustments

The Unaudited Pro Forma Condensed Combined Income Statements reflect the effect of the following pro forma adjustments:

(a)	Adjustment removes the rental revenue and percentage rent earned as the lessor from leases with Telx, resulting in a decrease in rental revenue of $15.0 million and $51.6 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

(b)	Adjustment removes the rent and percentage rent expense recorded as the lessee from leases with the Company, resulting in a decrease in rental property operating and maintenance expense of $16.5 million and $67.3 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively. In addition, a straight-line rent expense adjustment was made for leases with third parties, assuming the Telx Acquisition occurred on January 1, 2014, resulting in an increase of $0.3 million and $1.8 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

(c)	Reflects the net impact on depreciation and amortization expense of the following adjustments:

•	A decrease to depreciation and amortization expense of $4.3 million and $4.9 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, as a result of fair value accounting for investment in real estate and other fixed assets acquired in the Telx Acquisition.

•	An increase to depreciation and amortization expense of $37.7 million and $150.4 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, as a result of fair value accounting for definite-lived intangible assets acquired in the Telx Acquisition.

For the three months ended March 31, 2015, real estate depreciation expense for Telx would have been $50.8 million and non-real estate depreciation expense would have been $1.2 million. For the year ended December 31, 2014, total real estate depreciation expense for Telx would have been $203.3 million and non-real estate depreciation expense would have been $4.8 million.

(d)	Adjustment reflects a reduction of general and administrative expense of $0.3 million and $1.0 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, as a result of the elimination of an internal management fee. The Company expects to incur additional general and administrative costs as a result of the Telx Acquisition that will include, but are not limited to, incremental salaries and benefits, audit, tax and legal fees and other administrative costs. As the Company has not yet entered into contracts with third-parties to provide the services included within this estimate, these expenses do not appear in the Unaudited Pro Forma Condensed Combined Income Statements.

(e)	Reflects the net impact on interest expense of the following adjustments:

•	An increase in interest expense of $4.9 million and $19.6 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, due to a $1.2 billion draw under the Bridge Facility, which will bear interest at LIBOR plus 1.45% (estimated to be 1.67%), to consummate the Telx Acquisition. In addition, amortization of deferred loan fees related to the Bridge Facility would total $2.0 million and $6.0 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively. A hypothetical 0.125% increase or decrease in the expected weighted average interest rate would increase or decrease interest expense associated with this additional debt by $0.4 million and $1.5 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

•	A reduction in interest expense of $12.1 million and $46.9 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, due to the payoff of Telx debt in connection with the Acquisition, and elimination of the associated deferred financing cost amortization of $2.0 million and $10.6 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

•	An increase in interest expense of $5.1 million and $20.2 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, due to the issuance of $500.0 million aggregate principal amount of the Operating Partnership’s 3.950% notes due 2022 in the Notes Offering, and an increase in associated deferred financing cost amortization of $0.2 million and $0.6 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, net of a reduction in interest expense of $0.5 million and $1.9 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, due to the pay down of the Operating Partnership’s revolving credit facility with a portion of the net proceeds therefrom.

•	A reduction in interest expense of $4.2 million and $16.9 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, due to the redemption of $375.0 million aggregate principal amount of the Operating Partnership’s 4.50% notes due 2015 in connection with the Notes Redemption, and elimination of the associated deferred financing cost amortization of $0.2 million and $0.6 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

(f)	Adjustment reflects the noncontrolling interest portion of the adjustments to the Unaudited Pro Forma Condensed Combined Income Statements.